Taubman Centers, Inc.
200 East Long Lake Road
Bloomfield Hills, MI 48304
(248) 258-6800

CONTACT: Barbara K. Baker	FOR IMMEDIATE RELEASE
(248) 258-7367
www.taubman.com

TAUBMAN CENTERS ANNOUNCES STRONG SECOND QUARTER RESULTS

•	FFO Per Share Up 23.6%
•	Comparable Center Occupancy Up 1.2%
•	$50 Million of Share Repurchases Completed; Additional $100 Million Authorized
•	Company Increases 2007 Guidance

BLOOMFIELD HILLS, Mich., July 24, 2007 – Taubman Centers, Inc. (NYSE:TCO) today announced strong financial results for the second quarter 2007 and increased guidance for the year.
Net income (loss) allocable to common shareholders per diluted share (EPS) was $0.16 for the quarter ended June 30, 2007 versus $(0.05) for the quarter ended June 30, 2006.  EPS for the six months ended June 30, 2007 was $0.36 per diluted common share, versus $0.05 per diluted common share for the first six months of 2006.
Taubman Centers’ Funds from Operations (FFO) per diluted share was $0.68 for the quarter ended June 30, 2007, an increase of 23.6 percent from $0.55 per diluted share for the same period last year.  FFO per diluted share was up 11.5 percent from Adjusted FFO per share of $0.61 for the quarter ended June 30, 2006, which excludes financing-related charges incurred in the 2006 quarter.  There have been no financing-related charges to date in 2007.
For the six months ended June 30, 2007, FFO per diluted share was $1.33, up 15.7 percent from $1.15 for the first six months of 2006.   FFO per diluted share was up 8.1 percent from Adjusted FFO per share of $1.23 for the six months ended June 30, 2006.
“This strong performance reflected growth in rents and recoveries at our centers and an increase in lease cancellation revenue,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers.   “The fundamentals of our business continue to be robust.”
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Occupancy, Rents and Sales Up
Leasing activity continues to be strong.  Comparable center ending occupancy at June 30, 2007 was 90.0 percent, up 1.2 percent from June 30, 2006.  Leased space was 92.4 percent at June 30, 2007, up 0.6 percent from June 30, 2006.  Average rents in the consolidated properties were $43.64, up 1.8 percent from $42.88 for the second quarter of 2006.  Tenant sales per square foot was up 3.6 percent for the quarter and 6.1 percent year to date.
“Continued occupancy gains along with rental rate increases led to strong Net Operating Income (NOI) growth for the quarter,” said Mr. Taubman.  “While increases in sales per square foot moderated from the first quarter, retailer sentiment remains very positive.   Leasing activity remains high and retail bankruptcies continue at historic lows.”

Focused on Growth
“Looking ahead, we are eagerly anticipating fall 2007 openings of three great projects:  The Mall at Partridge Creek, our new open air center, in Clinton Township, Mich. and significant expansions of Twelve Oaks Mall in Novi, Mich. and Stamford Town Center in Stamford, Conn.,” said Mr. Taubman.  “All three are on budget and expected to reach or exceed target stabilized returns.”
An additional 24 stores were recently announced at The Mall at Partridge Creek, bringing the total to 70 of which two-thirds are unique to Macomb County.  The center, which will be anchored by Nordstrom, Parisian and MJR Cinema 14, will debut on October 18, 2007 and is now 93 percent leased and committed.  Offering a wide range of dining options and fashion tenants, the strong merchandising lineup addresses voids in this growing, underserved market.
Opening September 28, Twelve Oaks’ new Nordstrom wing further enhances the center as one of the top shopping destinations in the state of Michigan.  Twenty-two new stores have been announced including Martin + Osa, Arden B, Lucky Brand Jeans, Coldwater Creek, For Love 21, and lucy.  “The new wing, an expanded and renovating Macy’s, and retailers such as A/X Armani Exchange and Puma joining the existing shopping center, promise to keep Twelve Oaks Mall, now in its 30th year, as fresh for its customers as when it first opened,” added Mr. Taubman.
Stamford Town Center’s new open-air plaza, debuting November 1, will transform the south side of the mall.  It features seven new sit down restaurants, an H&M and the largest Barnes & Noble in Connecticut.  The restaurant line-up includes Mitchell’s Fish Market, P.F. Chang’s China Bistro, California Pizza Kitchen, Famous Dave’s Bar-B-Que, Cosi, The Capital Grille and Kona Grill.  Also opening for the holiday season will be a renovation of the 7th level, adding a 450-seat food court with nine kitchens and a Warner Bros. Looney Tunes themed play area.
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Taubman Centers/3

$50 Million of Share Repurchases Completed; Additional $100 Million Authorized
During the second quarter, the company repurchased 923,000 shares of its common stock at an average price of $54.15 per share, completing its $50 million share repurchase authorization. In addition, the Board of Directors today authorized an additional $100 million share repurchase program.   “These repurchases and our new authorization demonstrate the Board’s continuing confidence in the underlying value of our assets, the prospects for growth, and the strength of our balance sheet,” said Lisa A. Payne, vice chairman and chief financial officer.  “We believe over the long-term share repurchases will prove to be a very attractive investment for the company.”

Increased Guidance
Due to its strong results, the company is increasing its guidance for 2007 FFO per share to the range of $2.80 to $2.85.  Net income allocable to common shareholders for the year is expected to be in the range of $0.72 to $0.90 per share.

Supplemental Investor Information Available
The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investor Relations.”  This includes the following:
•	Income Statements
•	Earnings Reconciliations
•	Changes in Funds from Operations and Earnings Per Share
•	Components of Other Income, Other Operating Expense and Gains on Land Sales and Interest Income
•	Recoveries Ratio Analysis
•	Balance Sheets
•	Debt Summary
•	Other Debt, Equity and Certain Balance Sheet Information
•	Construction
•	Capital Spending
•	Acquisitions
•	Operational Statistics
•	Owned Centers
•	Major Tenants in Owned Portfolio
•	Anchors in Owned Portfolio

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Taubman Centers/4

Investor Conference Call
The company will host a conference call on July 25 at 11:00 a.m. (EDT) to discuss these results and will simulcast the conference call at www.taubman.com under “Investor Relations” as well as www.earnings.com and www.streetevents.com.  The online replay will follow shortly after the call and continue for approximately 90 days.  In addition, the conference call will be available as a podcast at www.reitcafe.com.
Taubman Centers, Inc., a real estate investment trust, owns, develops, acquires and operates regional shopping centers nationally.  Taubman Centers currently owns and/or manages 23 urban and suburban regional and super regional shopping centers in 11 states with an industry-leading sales productivity averaging well over $500 per square foot.  In addition, The Mall at Partridge Creek is under construction and will open October 18, 2007.  Taubman Centers is headquartered in Bloomfield Hills, Mich.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements reflect management’s current views with respect to future events and financial performance.  Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to changes in general economic and real estate conditions, changes in the interest rate environment and the availability of financing, and adverse changes in the retail industry.  Other risks and uncertainties are discussed in the company’s filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

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Taubman Centers/5

TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Three and Six Months Ended June 30, 2007 and 2006
(in thousands of dollars, except as indicated)

	Three Months Ended		Six Months Ended
	2007	2006	2007	2006

Income before minority and preferred interests (1)	26,002	20,972	52,552	42,380
Minority share of consolidated joint ventures(2)	(621)	(733)	(2,534)	(2,439)
Distributions less than minority share of income of consolidated joint ventures	(1,649)	(2,938)	(1,041)	(1,693)
Minority share of income of TRG (2)	(7,187)	(2,780)	(14,928)	(8,497)
Distributions in excess of minority share of income of TRG	(3,437)	(6,115)	(6,270)	(9,296)
TRG preferred distributions	(615)	(615)	(1,230)	(1,230)
Net income	12,493	7,791	26,549	19,225
Preferred dividends(3)	(3,659)	(10,403)	(7,317)	(16,406)
Net income (loss) allocable to common shareowners	8,834	(2,612)	19,232	2,819
Net income per common share - basic	0.17	(0.05)	0.36	0.05
Net income per common share - diluted	0.16	(0.05)	0.36	0.05
Beneficial interest in EBITDA - consolidated businesses (4)	74,247	71,926	146,010	144,629
Beneficial interest in EBITDA - unconsolidated joint ventures (4)	23,536	21,389	45,420	43,757
Funds from Operations (4)	55,954	45,410	109,873	94,530
Funds from Operations allocable to TCO (4)	36,968	29,563	72,495	61,145
Funds from Operations per common share - basic (4)	0.69	0.62	1.36	1.25
Funds from Operations per common share - diluted (4)	0.68	0.61	1.33	1.23
Weighted average number of common shares outstanding-basic	53,412,542	52,782,144	53,418,055	52,456,890
Weighted average number of common shares outstanding -diluted	54,056,260	52,782,144	54,066,230	52,701,933
Common shares outstanding at end of period	52,849,206	52,786,236	52,849,206	52,786,236
Weighted average units - Operating Partnership - basic	80,843,466	81,076,833	80,960,865	81,076,598
Weighted average units - Operating Partnership - diluted	82,358,446	82,215,216	82,480,301	82,192,903
Units outstanding at end of period - Operating Partnership	80,156,503	81,078,342	80,156,503	81,078,342
Ownership percentage of the Operating Partnership at end of period	65.9%	65.1%	65.9%	65.1%
Number of owned shopping centers at end of period	22	22	22	22

Operating Statistics:
Mall tenant sales (5)	1,066,258	989,275	2,110,816	1,916,414
Ending occupancy	89.9%	89.0%	89.9%	89.0%
Ending occupancy - comparable(6)	90.0%	88.8%	90.0%	88.8%
Average occupancy	89.7%	88.7%	89.6%	88.5%
Average occupancy - comparable (6)	89.8%	88.6%	89.8%	88.4%
Leased space at end of period	92.4%	91.8%	92.4%	91.8%
Leased space at end of period - comparable (6)	92.5%	91.7%	92.5%	91.7%
Mall tenant occupancy costs as a percentage of tenant sales-consolidated businesses (5)	15.6%	15.6%	15.5%	15.6%
Mall tenant occupancy costs as a percentage of tenant sales-unconsolidated joint ventures (5)	13.4%	13.4%	13.2%	13.6%
Rent per square foot - consolidated businesses (6)	43.64	42.88	43.75	42.84
Rent per square foot - unconsolidated joint ventures (6)	41.52	41.12	41.43	41.48

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(1)
Income before minority and preferred interests for the six months ended June 30, 2006 includes a $2.1 million charge representing the write-off of financing costs related to the pay-off of the loans on The Shops at Willow Bend prior to their maturity dates. No similar charges were incurred in 2007.

(2)
Because the net equity balances of the Operating Partnership and the outside partners in certain consolidated joint ventures are less than zero, the income allocated to the minority and outside partners during the three and six months ended June 30, 2007 and 2006 is equal to their share of distributions.  The net equity of these minority partners is less than zero due to accumulated distributions in excess of net income and not as a result of operating losses.

(3)
Preferred dividends for the three and six months ended June 30, 2006 include charges of $4.0 million and $0.6 million incurred in connection with the redemption of the remaining $113 million of the Series A Preferred Stock and the redemption of the Series I Preferred Stock, respectively.

(4)
Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest and depreciation and amortization of its consolidated and unconsolidated businesses.  The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs.  Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. FFO is primarily used by the Company in measuring performance and in formulating corporate goals and compensation.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use common definitions.  None of these non-GAAP measures should be considered alternatives to net income as an indicator of the Company's operating performance, and they do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

(5)	Based on reports of sales furnished by mall tenants. The 2007 information for Arizona Mills is based on estimates.

(6)	Statistics exclude Waterside Shops at Pelican Bay and The Pier Shops at Ceasars. The 2006 statistics have been restated to include comparable centers to 2007.

Taubman Centers/7

TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Three Months Ended June 30, 2007 and 2006
(in thousands of dollars)

	2007		2006
		UNCONSOLIDATED		UNCONSOLIDATED
	CONSOLIDATED	JOINT	CONSOLIDATED	JOINT
	BUSINESSES	VENTURES (1)	BUSINESSES	VENTURES (1)

REVENUES:
Minimum rents	79,507	37,135	76,587	35,896
Percentage rents	997	1,592	709	786
Expense recoveries	57,923	22,818	52,152	20,427
Management, leasing and development services	3,632	-	3,160	-
Other	10,215	2,321	6,668	1,175
Total revenues	152,274	63,866	139,276	58,284

EXPENSES:
Maintenance, taxes and utilities	45,587	15,953	40,485	14,237
Other operating	16,078	4,778	16,476	5,919
Management, leasing and development services	1,796	-	1,527	-
General and administrative	7,015	-	7,546	-
Interest expense	32,190	16,617	31,871	13,353
Depreciation and amortization	33,568	9,789	33,315	10,242
Total expenses	136,234	47,137	131,220	43,751

Gains on land sales and interest income	723	367	5,504	270
	16,763	17,096	13,560	14,803
Equity in income of Unconsolidated Joint Ventures	9,239		7,412

Income before minority and preferred interests	26,002		20,972
Minority and preferred interests:
TRG preferred distributions	(615)		(615)
Minority share of consolidated joint ventures	(621)		(733)
Distributions in excess of minority share of income of consolidated joint ventures	(1,649)		(2,938)
Minority share of income of TRG	(7,187)		(2,780)
Distributions in excess of minority share of income of TRG	(3,437)		(6,115)
Net income	12,493		7,791
Preferred dividends (2)	(3,659)		(10,403)
Net income (loss) allocable to common shareowners	8,834		(2,612)

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	82,521	43,502	78,746	38,398
EBITDA - outside partners' share	(8,274)	(19,966)	(6,820)	(17,009)
Beneficial interest in EBITDA	74,247	23,536	71,926	21,389
Beneficial interest expense	(28,554)	(8,325)	(28,658)	(7,617)
Non-real estate depreciation	(676)	-	(612)	-
Preferred dividends and distributions	(4,274)	-	(11,018)	-
Funds from Operations contribution	40,743	15,211	31,638	13,772

Net straightline adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	344	135	197	298

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures.  Amounts are net of intercompany transactions.  The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest.  The Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(2)
Preferred dividends for the three months ended June 30, 2006 include charges of $4.0 million and $0.6 million incurred in connection with the redemption of the remaining $113 million of the Series A Preferred Stock and the redemption of the Series I Preferred Stock, respectively.

Taubman Centers/8

TAUBMAN CENTERS, INC.
Table 3 - Income Statement
For the Year to Date Periods Ended June 30, 2007 and 2006
(in thousands of dollars)

	2007		2006
		UNCONSOLIDATED		UNCONSOLIDATED
	CONSOLIDATED	JOINT	CONSOLIDATED	JOINT
	BUSINESSES	VENTURES (1)	BUSINESSES	VENTURES (1)

REVENUES:
Minimum rents	158,162	75,571	152,582	70,430
Percentage rents	3,305	2,631	3,599	1,714
Expense recoveries	108,546	45,409	97,045	38,499
Management, leasing and development services	8,522	-	6,083	-
Other	18,765	4,083	17,988	5,965
Total revenues	297,300	127,694	277,297	116,608

EXPENSES:
Maintenance, taxes and utilities	83,506	33,698	75,283	27,619
Other operating	32,874	11,179	33,071	11,161
Management, leasing and development services	4,586	-	3,045	-
General and administrative	14,336	-	14,470	-
Interest expense (2)	61,884	34,421	66,154	26,595
Depreciation and amortization	66,101	19,955	66,704	20,424
Total expenses	263,287	99,253	258,727	85,799

Gains on land sales and interest income	1,114	814	7,927	522
	35,127	29,255	26,497	31,331
Equity in income of Unconsolidated Joint Ventures	17,425		15,883

Income before minority and preferred interests	52,552		42,380
Minority and preferred interests:
TRG preferred distributions	(1,230)		(1,230)
Minority share of consolidated joint ventures	(2,534)		(2,439)
Distributions in excess of minority share of income of consolidated joint ventures	(1,041)		(1,693)
Minority share of income of TRG	(14,928)		(8,497)
Distributions in excess of minority share of income of TRG	(6,270)		(9,296)
Net income	26,549		19,225
Preferred dividends (3)	(7,317)		(16,406)
Net income allocable to common shareowners	19,232		2,819

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	163,112	83,631	159,355	78,350
EBITDA - outside partners' share	(17,102)	(38,211)	(14,726)	(34,593)
Beneficial interest in EBITDA	146,010	45,420	144,629	43,757
Beneficial interest expense	(55,046)	(16,627)	(59,864)	(15,173)
Non-real estate depreciation	(1,337)	-	(1,183)	-
Preferred dividends and distributions	(8,547)	-	(17,636)	-
Funds from Operations contribution	81,080	28,793	65,946	28,584

Net straightline adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	715	239	68	223

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures.  Amounts are net of intercompany transactions.  The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest.  In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(2)
Interest expense for the six months ended June 30, 2006 includes a $2.1 million charge representing the write-off of financing costs related to the pay-off of the loans on The Shops at Willow Bend prior to their maturity date.

(3)
Preferred dividends for the six months ended June 30, 2006 include charges of $4.0 million and $0.6 million incurred in connection with the redemption of the remaining $113 million of the Series A Preferred Stock and the redemption of the Series I Preferred Stock, respectively.

Taubman Centers/9

TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income (Loss) Allocable to Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Periods Ended June 30, 2007 and 2006
(in thousands of dollars; amounts allocable to TCO may not recalculate due to rounding)

	Three Months Ended		Year to Date
	2007	2006	2007	2006

Net income (loss) allocable to common shareowners	8,834	(2,612)	19,232	2,819

Add (less) depreciation and amortization:
Consolidated businesses at 100%	33,568	33,315	66,101	66,704
Minority partners in consolidated joint ventures	(4,017)	(2,874)	(7,730)	(5,997)
Share of unconsolidated joint ventures	5,972	6,360	11,368	12,701
Non-real estate depreciation	(676)	(612)	(1,337)	(1,183)

Add minority interests:
Minority share of income of TRG	7,187	2,780	14,928	8,497
Distributions in excess of minority share of income of TRG	3,437	6,115	6,270	9,296
Distributions in excess of minority share of income of
consolidated joint ventures	1,649	2,938	1,041	1,693

Funds from Operations	55,954	45,410	109,873	94,530

TCO's average ownership percentage of TRG	66.1%	65.1%	66.0%	64.7%

Funds from Operations allocable to TCO	36,968	29,563	72,495	61,145

Funds from Operations	55,954	45,410	109,873	94,530

Charge upon redemption of Series A Preferred Stock	-	4,045	-	4,045
Charge upon redemption of Series I Preferred Stock	-	607	-	607
Write-off of financing costs	-	-	-	2,065

Adjusted Funds from Operations (1)	55,954	50,062	109,873	101,247

TCO's average ownership percentage of TRG	66.1%	65.1%	66.0%	64.7%

Adjusted Funds from Operations allocable to TCO (1)	36,968	32,591	72,495	65,500

(1)
Adjusted FFO excludes the following unusual and/or nonrecurring items: charges of $4.0 million ($0.050 per share) and $0.6 million ($0.005 per share) incurred during the second quarter of 2006 in connection with the redemption of the remaining $113 million of the Series A Preferred Stock and the redemption of the Series I Preferred Stock, respectively, and a $2.1 million ($0.025 per share) charge during the first quarter of 2006 in connection with the write-off of financing costs related to the pay-off of the loans on The Shops at Willow Bend prior to their maturity date.  The Company discloses this Adjusted FFO due to the significance and infrequent nature of the charges.  Given the significance of the charges, the Company believes it is essential to a reader's understanding of the Company's results of operations to emphasize the impact on the Company's earnings measures.  The adjusted measures are not and should not be considered alternatives to net income or cash flows from operating, investing, or financing activities as defined by GAAP.

Taubman Centers/10

TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income to Beneficial Interest in EBITDA
For the Periods Ended June 30, 2007 and 2006
(in thousands of dollars; amounts allocable to TCO may not recalculate due to rounding)

	Three Months Ended		Year to Date
	2007	2006	2007	2006

Net income	12,493	7,791	26,549	19,225

Add (less) depreciation and amortization:
Consolidated businesses at 100%	33,568	33,315	66,101	66,704
Minority partners in consolidated joint ventures	(4,017)	(2,874)	(7,730)	(5,997)
Share of unconsolidated joint ventures	5,972	6,360	11,368	12,701

Add (less) preferred interests and interest expense:
Preferred distributions	615	615	1,230	1,230
Interest expense:
Consolidated businesses at 100%	32,190	31,871	61,884	66,154
Minority partners in consolidated joint ventures	(3,636)	(3,213)	(6,838)	(6,290)
Share of unconsolidated joint ventures	8,325	7,617	16,627	15,173

Add minority interests:
Minority share of income of TRG	7,187	2,780	14,928	8,497
Distributions in excess of minority share of income of TRG	3,437	6,115	6,270	9,296
Distributions in excess of minority share of income of
consolidated joint ventures	1,649	2,938	1,041	1,693

Beneficial Interest in EBITDA	97,783	93,315	191,430	188,386

TCO's average ownership percentage of TRG	66.1%	65.1%	66.0%	64.7%

Beneficial Interest in EBITDA allocable to TCO	64,604	60,749	126,308	121,875

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 6 - Balance Sheets
As of June 30, 2007 and December 31, 2006
(in thousands of dollars)

	As of
	June 30, 2007	December 31, 2006
Consolidated Balance Sheet of Taubman Centers, Inc.:

Assets:
Properties	3,645,831	3,398,122
Accumulated depreciation and amortization	(873,215)	(821,384)
	2,772,616	2,576,738
Investment in Unconsolidated Joint Ventures	83,263	86,493
Cash and cash equivalents	41,384	26,282
Accounts and notes receivable, net	39,153	36,650
Accounts and notes receivable from related parties	1,838	2,444
Deferred charges and other assets	105,997	98,015
	3,044,251	2,826,622

Liabilities:
Notes payable	2,582,590	2,319,538
Accounts payable and accrued liabilities	240,409	239,621
Dividends and distributions payable	19,818	19,849
Distributions in excess of investments in and net income of
Unconsolidated Joint Ventures	104,226	101,944
	2,947,043	2,680,952

Preferred Equity of TRG	29,217	29,217

Minority interests in TRG and Consolidated Joint Ventures	20,170	7,811

Shareowners' Equity:
Series B Non-Participating Convertible Preferred Stock	27	28
Series G Cumulative Redeemable Preferred Stock	-	-
Series H Cumulative Redeemable Preferred Stock	-	-
Common Stock	528	529
Additional paid-in capital	589,072	635,304
Accumulated other comprehensive income (loss)	(3,172)	(9,560)
Dividends in excess of net income	(538,634)	(517,659)
	47,821	108,642
	3,044,251	2,826,622

Combined Balance Sheet of Unconsolidated Joint Ventures:

Assets:
Properties	1,005,409	1,157,872
Accumulated depreciation and amortization	(330,920)	(320,256)
	674,489	837,616
Cash and cash equivalents	24,987	35,504
Accounts and notes receivable	19,071	26,769
Deferred charges and other assets	18,799	23,417
	737,346	923,306

Liabilities:
Notes payable	1,007,284	1,097,347
Accounts payable and other liabilities	34,490	84,177
	1,041,774	1,181,524

Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(165,019)	(161,666)
Accumulated deficiency in assets - Joint Venture Partners	(137,485)	(93,843)
Accumulated other comprehensive income (loss) - TRG	(1,651)	(2,112)
Accumulated other comprehensive income (loss) - Joint Venture Partners	(273)	(597)
	(304,428)	(258,218)
	737,346	923,306

Taubman Centers/12
TAUBMAN CENTERS, INC.
Table 7 - 2007 Annual Outlook
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended
	December 31, 2007

Funds from Operations per common share	2.80	2.85

Real estate depreciation - TRG	(1.73)	(1.66)

Depreciation of TCO's additional basis in TRG	(0.13)	(0.13)

Distributions in excess of earnings allocable to minority interest	(0.23)	(0.16)

Net income allocable to common shareowners, per common share	0.72	0.90